To the Trustees of
MMA Praxis Mutual Funds

In planning and
performing our audits of
the financial statements
of the MMA Praxis Mutual
Funds for the year ended December 31, 1997, we considered its internal control, including controls over safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of
Form N-SAR, not to
provide assurance on
internal control.

The management of the
MMA Praxis Mutual Funds
is responsible for
establishing and
maintaining internal
control.  In fulfilling
this responsibility,
estimates and judgments
by management are
required to assess the
expected benefits and
related costs of
controls.  Generally,
controls that are
relevant to an audit
pertain to the entity's
objective of preparing
financial statements for
external purposes that
are fairly presented in
conformity with
generally accepted
accounting principles.
Those controls include
the safeguarding of
assets against
unauthorized
acquisition, use, or
disposition.

Because of inherent
limitations in internal
control, errors or
irregularities may occur
and may not be detected.
Also, projection of any
evaluation of internal
control to future
periods is subject to
the risk that it may
become inadequate
because of changes in
conditions or that the
effectiveness of the
design and operation may
deteriorate.

Our consideration of
internal control would
not necessarily disclose
all matters in internal
control that might be
material weaknesses
under standards
established by the
American Institute of
Certified Public
Accountants.  A material
weakness is a condition
in which the design or
operation of any
specific internal
control component does
not reduce to a
relatively low level the
risk that errors or
irregularities in
amounts that would be
material in relation to
the financial statements
being audited may occur
and not be detected
within a timely period
by employees in the
normal course of
performing their
assigned functions.
However, we noted no
matters involving
internal control,
including controls over
safeguarding securities,
that we consider to be
material weaknesses as
defined above as of
December 31, 1997.

This report is intended
solely for the
information and use of
management and the
Securities and Exchange
Commission.

/s/COOPERS & LYBRAND,
L.L.P.


Columbus, Ohio
February 16, 1998